UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2005

CHINA ENERGY & CARBON BLACK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State of Incorporation)	0-30173 (Commission File No.)	58-1667944 (IRS Employer Identification No.)

Flat A, 8/Floor No. 65 Sing Woo Road Happy Valley, Hong Kong (Address of principal executive offices)
011-86-24-2318-0688 (Registrant’s telephone number)
386 Qingnian Avenue Shenyang, China 110004 (Former address of principal executive offices)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As used in this report, “we”, “us,” “our,”  “Company” or “CHEY” refers to China Energy & Carbon Black Holdings, Inc., a Nevada corporation.

On January 14, 2005, we entered into an Agreement for Share Exchange (the “Agreement”) with South Xinjiang Power Holdings Limited, a Hong Kong corporation (“South Xinjiang”), and Mr. Wang Lei (“Shareholder”), the sole shareholder of South Xinjiang.  Pursuant to the Agreement, we agreed to acquire 100% of the issued and outstanding shares of South Xinjiang in exchange for the issuance of 1,338,150 shares of our common stock.

South Xinjiang owns a power plant in Xinjiang, a northwestern province in China, with an estimated asset net asset value of approximately $1,000,000.  In the event of completion of the share exchange transaction contemplated by the Agreement, South Xinjiang will be a wholly-owned subsidiary of the Company.

Other than in respect of the Agreement, there is no material relationship between the Company or its affiliates and any of the other parties.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)

Exhibits.

2.1

The Agreement for Share Exchange signed between the Company, South Xinjiang Power Holdings Limited, and the Shareholder, dated January 14, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENERGY & CARBON BLACK HOLDINGS INC. (Registrant)

Date: January 20, 2005	By: /s/ Guo Yuan Wang, Chairman and CEO

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